Exhibit 99.1

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Ed Lamb
Investor Relations
408-542-5050
investor.relations@Finisar.com

Finisar Corporation Announces Closing of Acquisition of
Fiber Optic Transceiver Business from Infineon

SUNNYVALE, CA, Jan. 31, 2005 — Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, announced today that it has completed the acquisition of certain assets associated with the design, development and manufacture of optical transceiver products from Infineon’s fiber optics business unit, in exchange for the issuance of 34 million shares of Finisar common stock. Immediately following the closing, the shares issued to Infineon represent approximately 13% of Finisar’s outstanding common stock. Finisar’s fourth quarter ending April 30, 2005, will reflect a full quarter of operating results associated with making and selling these products. Finisar will provide further financial information regarding the impact of this acquisition on its operating results at its next regular conference call regarding quarterly financial results currently scheduled for March 3, 2005.

About Finisar

Finisar Corporation is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.Finisar.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These uncertainties include risks related to the assimilation and integration of the fiber optic transceiver business acquired from Intineon, as well as risk associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets. Other risks relating to Finisar’s business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

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